Exhibit 99.1

Contact:	Robert Barnhill	Harriet Fried
	TESSCO Technologies Incorporated	LHA
	Chairman and Chief Executive Officer	212-838-3777
	410-229-1353	hfried@lhai.com

TESSCO Announces Third Quarter Revenue of $204 Million, EPS of $0.65

•	18% core market revenue and gross margin growth
•	Quarterly EPS increases 10% to a record $0.65
•	Quarterly EBITDA* per share increases 7% to $1.20
•	FY13 EPS guidance updated to a range of $2.05 to $2.15
•	$0.18 per share quarterly dividend date set

HUNT VALLEY, MD., January 17, 2013 -- TESSCO Technologies Incorporated (NASDAQ:TESS), a leading provider of the product and value chain solutions required to build, use and maintain wireless broadband systems, today announced its results for the third quarter of fiscal year 2013, ended December 30, 2012.

“For the second consecutive quarter, we achieved double-digit revenue and margin growth in our core markets,” stated Chairman and CEO Robert Barnhill.  “These increases reflect our intensified focus on a wide range of commercial, private, government and retail sectors where the deployment of new and diverse wireless systems is creating many exciting business opportunities for TESSCO.  The revenue and gross margin growth in our core markets also helped fuel a 10 percent increase in our earnings per share over last year’s third quarter, and resulted in an all-time quarterly record.

“Overall revenue decreased as compared to last year’s third quarter due to the ongoing transition of our lower-margin third-party logistics (3PL) business with a Tier 1 carrier, which we expect to be substantially completed by the end of this fiscal year.  Sequentially, revenues from Tier 1 carrier customers, which include this 3PL business, were essentially flat as the 3PL transition has been proceeding at a slower pace than we had initially anticipated.

“Reflecting this quarter’s solid results from our core business and the higher-than-anticipated Tier 1 carrier revenues and gross profits, we are raising the bottom end of our guidance range for fiscal 2013.  We now expect full-year diluted EPS to be in the range of $2.05 to $2.15, compared to our previous $1.90 to $2.15 guidance range.

“As the fiscal year and the exit from the 3PL relationship draws to an end, we are more optimistic than ever about our opportunities being created by the convergence of wireless and the Internet. We are very pleased with the progress of our plan to redirect and align our resources, focus and talent around capitalizing on these exciting opportunities through new marketing, sales, product and operational initiatives that we believe will drive new levels of success.”

Third-Quarter Fiscal 2013 Financial Results
For the company’s fiscal 2013 third quarter, revenue totaled $204.5 million, a 10 percent decrease compared to last year’s third quarter.

Comparing the results in our core markets – i.e., our total business excluding Tier 1 carrier retail customers – revenues grew by $21 million, or 18 percent, compared to the prior-year quarter.  The public systems operator market produced 75 percent revenue growth; the retailer, dealer agent & Tier 2/3 carrier market produced 20 percent revenue growth; and the commercial dealer & reseller market produced 12 percent revenue growth.  Revenue from the private & government systems market decreased by 10 percent and revenue from the Tier 1 carrier retail market decreased by 40 percent.

In the third quarter of fiscal 2013, gross profit was $39.0 million, down 1 percent from last year’s third quarter gross profit of $39.5 million.  In our core markets, gross profit was $34.2 million, an 18 percent increase.  The public systems operator market produced 58 percent gross profit growth; the retailer, dealer agent & Tier 2/3 carrier market produced 20 percent gross profit growth; and the commercial dealer & reseller market produced 16 percent gross profit growth.  Gross profit in the private & government systems market decreased 2 percent.  Gross profit in the Tier 1 carrier retail market decreased 55 percent, reflecting the ongoing transition of our 3PL business.

Selling general and administrative (SG&A) expenses decreased by $1.4 million, or 4 percent compared to last year’s third quarter.

EBITDA* totaled $10.0 million, or $1.20 per diluted share, in the third quarter of 2013 as compared to $9.1 million, or $1.12 per diluted share, in the prior-year quarter.

Net income and diluted earnings per share totaled $5.4 million and $0.65 in the third quarter of fiscal 2013, respectively, as compared to $4.8 million and $0.59 in the prior year quarter, respectively.

For the first nine months of fiscal 2013, TESSCO reported revenues of $594.1 million and net income of $14.9 million, or $1.80 per diluted share.  These results compare to revenues of $538.6 million and net income of $12.9 million, or $1.60 per diluted share, for the first nine months of fiscal 2012.  EBITDA* for the first nine months of fiscal 2013 totaled $28.1 million, or $3.40 per share, compared to $24.8 million, or $3.08 per share, for the first nine months of fiscal 2012.

As of December 30, 2012, TESSCO’s cash balance totaled $2.6 million and there was no balance outstanding on our revolving line of credit.  During the third quarter of fiscal 2013, our Board of Directors declared a special one-time cash dividend of $0.75 per share on our common stock which was paid on December 26, 2012 to shareholders of record on December 12, 2012.

Quarterly Cash Dividends
In addition to the special dividend paid in the third quarter, the Board has declared a quarterly cash dividend of $0.18 per common share payable on February 13, 2013 to holders of record on January 30, 2013.

Any future declaration of dividends, and the establishment of record and payment dates, is subject to further determinations of the Board of Directors.

Business Outlook
Based on our results in the first nine months of fiscal 2013, including the slower-than-anticipated transition of our major Tier 1 carrier customer and our view of the current business opportunities for our fourth fiscal quarter, we are raising the bottom end of our annual guidance and now expect that diluted earnings per share for fiscal 2013 will range from $2.05 to $2.15. Our fourth fiscal quarter is typically the one most negatively affected by seasonality due to weather-related slowdowns in our commercial segment and post-holiday slowdowns in our retail segment.

As described in various previous announcements, TESSCO’s low-margin, third-party logistics relationship with its largest customer, a major Tier 1 carrier, began to transition from TESSCO in September 2012 as that customer began implementing a new supply chain business model.  TESSCO expects the 3PL relationship to be substantially terminated by the close of TESSCO’s fiscal 2013, ending March 31, 2013.

This transition will result in a significant reduction in overall revenues.  Revenues from this relationship totaled approximately $186 million through the first three quarters of fiscal 2013.  Gross margin from this relationship varies by quarter based on product mix, but has been less than 10 percent for all quarters of fiscal year 2013. Gross margin from the Tier 1 carrier business that is not subject to this 3PL transition has historically been much closer to that of our non-Tier 1 carrier retail business.  The SG&A expenses associated with the 3PL business that is transitioning do vary, but generally equal approximately 2 percent of revenue.

Forecasting future results is inherently difficult for any business, and actual results may differ materially from those forecasted.  Moreover, our current expectations related to the transition of the supply chain relationship with our largest customer are based upon indications received from this customer, and actual events may differ materially.  This relationship, like those with most of our other customers and suppliers, contains no ongoing purchase or sale obligations and is terminable by either party upon relatively short notice. Absent this supply chain relationship, we will, however, maintain the ability to sell our proprietary products to this customer.

The nature of our business is that we typically ship products within several days after booking orders. The lack of an order backlog makes it even more difficult to forecast future results. The Business Outlook published in this press release reflects only the company's current best estimate and the company assumes no obligation to update the information contained in this press release, including the Business Outlook, at any time.

Third-Quarter Fiscal 2013 Conference Call
Management will host a conference call to discuss its third-quarter 2013 results on Friday, January 18, 2013 at 10:00 a.m. ET.  To participate in the conference call, please call 800-322-5044 (domestic call-in) or 617-614-4927 (international call-in) and reference code #90754064.  A live webcast of the conference call will be available at http://www.tessco.com/go/pressroom. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 12:00 p.m. ET on January 18, 2013 until 11:59 p.m. ET on January 25, 2013 by calling 888-286-8010 (domestic) or 617-801-6888 (international) and entering confirmation #43100472. An archived replay of the conference call will also be available on the company’s website.

*Non-GAAP Information
EBITDA, a measure used by management to evaluate the company’s ongoing operations and as a general indicator of its operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges), is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. Management believes EBITDA as well as EBITDA per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company's presentation of EBITDA and EBITDA per share may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA per diluted share is also a non-GAAP calculation defined as EBITDA divided by the company’s diluted weighted average shares outstanding. Additionally, EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company's loan agreements. The definition of EBITDA as used in the company's loan agreements is further adjusted for certain cash and non-cash charges/credits, including stock compensation expense, and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt.

A reconciliation of the company's non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO
TESSCO Technologies (NASDAQGS:TESS), is Your Total Source® for making wireless work. The convergence of wireless and the Internet is revolutionizing the way we live, work and play. New systems and applications are creating opportunities and challenges at an unprecedented rate. TESSCO is there, thinking in new ways for exceptional outcomes. TESSCO architects and delivers, with innovation, productivity and speed, the product and value chain solutions to organizations responsible for building, using and maintaining wireless broadband systems.

Forward-Looking Statements
This press release, including the statements of Robert Barnhill and the discussion under the heading “Business Outlook”, contains forward-looking statements as to anticipated results and future prospects. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. Forward-looking statements involve a number of risks and uncertainties. Our actual results may differ materially from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission, under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject.

We are not able to identify or control all circumstances that could occur in the future that may adversely affect our business and operating results.  Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers as a result of consolidation among the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; economic conditions that may impact customers’ ability to fund or pay for our products and services; failure of our information technology system or distribution system; technology changes in the wireless communications industry; third-party freight carrier interruption; increased competition; our inability to access capital and obtain financing as and when needed; and the possibility that, for unforeseen reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

TESSCO Technologies Incorporated
Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 30, 2012	September 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011

Revenues	$204,458,700	$197,238,300	$226,250,100	$594,115,200	$538,602,500
Cost of goods sold	165,488,900	158,613,300	186,773,300	481,027,200	427,935,400
Gross profit	38,969,800	38,625,000	39,476,800	113,088,000	110,667,100
Selling, general and administrative expenses	30,226,300	29,887,000	31,596,300	88,675,700	89,431,300
Income from operations	8,743,500	8,738,000	7,880,500	24,412,300	21,235,800
Interest, net	13,700	12,000	73,500	83,100	251,900
Income before provision for income taxes	8,729,800	8,726,000	7,807,000	24,329,200	20,983,900
Provision for income taxes	3,331,100	3,457,100	3,033,400	9,455,100	8,095,900
Net income	$5,398,700	$5,268,900	$4,773,600	$14,874,100	$12,888,000

Basic earnings per share	$0.67	$0.66	$0.61	$1.86	$1.67
Diluted earnings per share	$0.65	$0.64	$0.59	$1.80	$1.60

TESSCO Technologies Incorporated
Consolidated Balance Sheets

	December 30, 2012	April 1, 2012
	(unaudited)	(audited)

ASSETS
Current Assets:
Cash and cash equivalents	$2,594,700	$18,211,600
Trade accounts receivable, net	99,081,700	88,748,200
Product inventory	65,045,700	53,360,300
Deferred tax assets	3,135,100	3,135,100
Prepaid expenses and other current assets	2,962,400	2,308,200
Total current assets	172,819,600	165,763,400

Property and equipment, net	23,346,600	22,905,700
Goodwill, net	11,684,700	11,684,700
Other long-term assets	2,103,100	2,143,900
Total assets	$209,954,000	$202,497,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Trade accounts payable	$88,408,100	$78,344,700
Payroll, benefits and taxes	8,603,400	17,211,600
Income and sales tax liabilities	2,096,800	3,137,000
Accrued expenses and other current liabilities	953,100	1,041,100
Revolving line of credit	--	--
Current portion of long-term debt	249,500	249,200
Total current liabilities	100,310,900	99,983,600

Deferred tax liabilities	2,243,500	2,243,500
Long-term debt, net of current portion	2,520,800	2,708,000
Other long-term liabilities	4,310,400	3,910,700
Total liabilities	109,385,600	108,845,800

Shareholders’ Equity:
Preferred stock	--	--
Common stock	91,400	88,000
Additional paid-in capital	49,582,100	45,135,900
Treasury stock, at cost	(48,304,000)	(46,276,400)
Retained earnings	99,198,900	94,704,400
Total shareholders’ equity	100,568,400	93,651,900

Total liabilities and shareholder’s equity	$209,954,000	$202,497,700

TESSCO Technologies Incorporated
Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and
Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 30, 2012	September 30, 2012	December 25, 2011	December 30, 2012	December 25, 2011
Net income	$5,398,700	$5,268,900	$4,773,600	$14,874,100	$12,888,000
Add:
Provision for income taxes	3,331,100	3,457,100	3,033,400	9,455,100	8,095,900
Interest, net	13,700	12,000	73,500	83,100	251,900
Depreciation and amortization	1,224,500	1,247,200	1,243,000	3,719,500	3,573,700
EBITDA	$9,968,000	$9,985,200	$9,123,500	$28,131,800	$24,809,500
EBITDA per diluted share	$1.20	$1.21	$1.12	$3.40	$3.08

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three months ended December 30, 2012
	Commercial Segment	Retail Segment	Total
Revenues
Public carrier, contractor & program manager market	$32,554	$-	$32,554
Private carrier & government system market	30,199	-	30,199
Commercial dealer & reseller market	36,786	-	36,786
Retailer, dealer agent & tier 2/3 carrier market	-	39,927	39,927
Revenues, excluding Tier 1 carrier market	99,539	39,927	139,466
Tier 1 carrier market	-	64,993	64,993
Total revenues	99,539	104,920	204,459

Gross Profit
Public carrier, contractor & program manager market	6,832	-	6,832
Private carrier & government system market	8,476	-	8,476
Commercial dealer & reseller market	10,227	-	10,227
Retailer, dealer agent & tier 2/3 carrier market	-	8,697	8,697
Gross profit, excluding tier 1 carrier market	25,535	8,697	34,232
% of revenues	25.7%	21.8%	24.5%
Tier 1 carrier market	-	4,738	4,738
Total gross profit	25,535	13,435	38,970
% of revenues	25.7%	12.8%	19.1%

Directly allocatable expenses	11,434	7,421	18,855
Segment net profit contribution	$14,101	$6,014	20,115
% of revenues	14.2%	5.7%	9.8%
Corporate support expenses*			11,385
Income before provision for income taxes			$8,730
% of revenues			4.3%

Growth Rates Compared to Prior Year Period:
Revenues
Public carrier, contractor & program manager market	75.3%		75.3%
Private carrier & government system market	-10.2%		-10.2%
Commercial dealer & reseller market	12.4%		12.4%
Retailer, dealer agent & tier 2/3 carrier market		19.5%	19.5%
Revenues, excluding Tier 1 carrier market	17.2%	19.5%	17.9%
Tier 1 carrier market		-39.8%	-39.8%
Total revenues	17.2%	-25.8%	-9.6%

Gross Profit
Public carrier, contractor & program manager market	57.6%		57.6%
Private carrier & government system market	-1.8%		-1.8%
Commercial dealer & reseller market	16.4%		16.4%
Retailer, dealer agent & tier 2/3 carrier market		20.2%	20.2%
Gross profit, excluding tier 1 carrier market	17.4%	20.2%	18.1%
Tier 1 carrier market		-54.8%	-54.8%
Total gross profit	17.4%	-24.2%	-1.3%

Directly allocatable expenses	9.9%	-14.5%	-1.2%
Segment net profit contribution	24.2%	-33.5%	-1.4%
Corporate support expenses*			-9.6%
Income before provision for income taxes			11.8%

* Includes corporate overhead, facilities expense, depreciation, interest and company wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Nine months ended December 30, 2012
	Commercial Segment	Retail Segment	Total
Revenues
Public carrier, contractor & program manager market	$78,383	$-	$78,383
Private carrier & government system market	94,063	-	94,063
Commercial dealer & reseller market	104,049	-	104,049
Retailer, dealer agent & tier 2/3 carrier market	-	107,931	107,931
Revenues, excluding Tier 1 carrier market	276,495	107,931	384,426
Tier 1 carrier market	-	209,689	209,689
Total revenues	276,495	317,620	594,115

Gross Profit
Public carrier, contractor & program manager market	16,925	-	16,925
Private carrier & government system market	25,867	-	25,867
Commercial dealer & reseller market	28,826	-	28,826
Retailer, dealer agent & tier 2/3 carrier market	-	22,893	22,893
Gross profit, excluding tier 1 carrier market	71,618	22,893	94,511
% of revenues	25.9%	21.2%	24.6%
Tier 1 carrier market	-	18,577	18,577
Total gross profit	71,618	41,470	113,088
% of revenues	25.9%	13.1%	19.0%

Directly allocatable expenses	32,246	21,951	54,197
Segment net profit contribution	$39,372	$19,519	58,891
% of revenues	14.2%	6.1%	9.9%
Corporate support expenses*			34,562
Income before provision for income taxes			$24,329
% of revenues			4.1%

Growth Rates Compared to Prior Year Period:
Revenues
Public carrier, contractor & program manager market	38.0%		38.0%
Private carrier & government system market	-2.2%		-2.2%
Commercial dealer & reseller market	12.0%		12.0%
Retailer, dealer agent & tier 2/3 carrier market		21.3%	21.3%
Revenues, excluding Tier 1 carrier market	12.5%	21.3%	14.8%
Tier 1 carrier market		2.9%	2.9%
Total revenues	12.5%	8.5%	10.3%

Gross Profit
Public carrier, contractor & program manager market	30.2%		30.2%
Private carrier & government system market	-3.4%		-3.4%
Commercial dealer & reseller market	11.3%		11.3%
Retailer, dealer agent & tier 2/3 carrier market		19.1%	19.1%
Gross profit, excluding tier 1 carrier market	9.1%	19.1%	11.3%
Tier 1 carrier market		-28.0%	-28.0%
Total gross profit	9.1%	-7.9%	2.2%

Directly allocatable expenses	4.9%	-1.1%	2.4%
Segment net profit contribution	12.8%	-14.4%	2.0%
Corporate support expenses*			-5.9%
Income before provision for income taxes			15.9%

* Includes corporate overhead, facilities expense, depreciation, interest and company wide pay-for-performance bonus expense

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands)

	Three months ended December 30, 2012	Nine months ended December 30, 2012
Revenues
Base station infrastructure	$61,400	$167,580
Network systems	19,649	59,551
Installation, test and maintenance	13,357	36,137
Mobile device accessories	110,053	330,847
Total revenues	204,459	594,115

Gross Profit
Base station infrastructure	17,726	48,886
Network systems	3,784	11,422
Installation, test and maintenance	3,077	8,443
Mobile device accessories	14,383	44,337
Total gross profit	38,970	113,088
% of revenues	19.1%	19.0%

Growth Rates Compared to Prior Year Period

Revenues
Base station infrastructure	22.2%	14.1%
Network systems	4.2%	3.6%
Installation, test and maintenance	10.3%	5.7%
Mobile device accessories	-24.1%	10.3%
Total revenues	-9.6%	10.3%

Gross Profit
Base station infrastructure	14.3%	7.7%
Network systems	-7.1%	-2.5%
Installation, test and maintenance	12.5%	10.3%
Mobile device accessories	-16.2%	-3.4%
Total gross profit	-1.3%	2.2%